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                               GALATI CONTRIBUTION AND
                                 AMENDMENT AGREEMENT


     This Contribution and Amendment Agreement (the "Agreement") dated as of February 26, 1998 is made between and among Aladdin Gaming, LLC (the "Company"), Aladdin Gaming Holdings, LLC ("Gaming Holdings") and Lee Galati (the "Executive").

     WHEREAS, the Company, Aladdin Holdings and the Executive entered into an Employment Agreement effective as of July 1, 1997 (the "Employment Agreement");

     WHEREAS, the Company is a subsidiary of Gaming Holdings; and

     WHEREAS, the parties wish to enter into this Agreement to provide for the Executive to contribute his Restricted Membership Interest (as defined in the Employment Agreement) in the Company to Gaming Holdings in return for a restricted membership interest in Gaming Holdings on the terms and conditions herein and to amend the Employment and Consulting Agreement in connection therewith.

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

     1. On the date hereof (a) the Executive shall contribute his 0.25% Restricted Membership Interest in the Company to the capital of Gaming Holdings and (b) in consideration therefor Gaming Holdings shall issue to the Executive a restricted membership interest in the capital of Gaming Holdings (the "Holdings Restricted Membership Interest") on the same terms and conditions as those which governed the Executive's Restricted Membership Interest in the Company (taking account of the amendments to the Employment Agreement herein and the fact that the Holdings Restricted Membership Interest has been issued by Gaming Holdings), such Holdings Restricted Membership Interest representing upon the vesting thereof 0.25% of the issued and outstanding common shares of Gaming Holdings, subject to adjustment as provided in the Employment Agreement as amended herein. At the time of any vesting of any Holdings Restricted Membership Interest Gaming Holdings shall establish or increase the capital account in respect thereof in the amount of the proportion of the Holding Restricted Membership Interest that is vesting at such time applied against $0.5 million.

     2. The parties agree that Gaming Holdings is hereby added as a party to the Employment Agreement as amended hereby.


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     3.     Pursuant to Section 9(d) of the Employment Agreement, Sections
4(f)(1) and 4(f)(3) of the Employment Agreement are hereby amended to change the reference to "Restricted Membership Interest" therein to "Holdings Restricted Membership Interest" (as defined in that certain Galati Contribution and Amendment Agreement dated as of February 26, 1998). The Company and Gaming Holdings hereby agree that if the Company purchases the unvested portion of the Holdings Restricted Membership Interest pursuant to such amended Section 4(f)(3) of the Employment Agreement, Gaming Holdings shall promptly thereafter purchase such Holdings Restricted Membership Interest from the Company for a purchase price of $1.

     4. Pursuant to Section 9(d) of the Employment Agreement, the Employment Agreement is hereby amended as follows:

                 (a) Section 4(f)(4) of the Employment Agreement is deleted in its entirety and replaced with the following:

                 "(4) While Gaming Holdings remains a pass-through entity for federal income tax purposes, Gaming Holdings will periodically distribute cash, to the extent available, to Executive in an amount equal to the increase in his cumulative tax liability with respect to his interest in Gaming Holdings and Gaming Holdings may, at the discretion of the Gaming Holdings Board, periodically distribute additional cash, to the extent available, to Executive to satisfy any additional tax liability arising from his interest in Gaming Holdings in excess of distributions otherwise receivable."

                 (b) Sections 4(g) and (h) of the Employment Agreement are deleted in their entirety and replaced with the following:

            "g. EXECUTIVE'S PUT RIGHT. Executive has the right but not the obligation to sell his vested Holdings Restricted Membership Interest (or shares exchanged by such Interest) back to Gaming Holdings or to the Company only in the following circumstances:

                 (1) Gaming Holdings' IPO has not occurred upon expiration of the original four-year term of this Agreement and Company does not continue to employ Executive for reason(s) not constituting Cause as defined in Section 5(d)(1-4) hereof or the Executive does not continue his employment at the request of the Company for reason(s) constituting Good Reason as defined in Section 5(d)(5). This Put


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            right must be exercised in writing by Executive within thirty (30)
            days of the expiration of the four-year term hereunder or it shall become void and without further effect.

                 (2) Gaming Holdings' IPO has not occurred upon Executive becoming 100% vested in Holdings Restricted Membership Interest. This Put right must be exercised in writing by Executive within thirty days of Executive being 100% vested or it shall become void and without further effect.

                 The Put purchase price is the fair market value of such
            Interest (or shares) on the Valuation Date. Under this Agreement, the Valuation Date is: (i) the expiration of the four-year term of this Agreement, in the event of a Put under Section 4(g)(i), or (ii) the date Executive becomes 100% vested, in the event of a Put under
            Section 4(g)(2). In either case of (i) or (ii) in the preceding sentence, the fair market value shall be determined by an independent appraisal firm mutually agreed to by Gaming Holdings and Executive, with the cost of such appraisal being paid by the Company. If Executive exercises the Put hereunder, and Gaming Holdings does not satisfy its obligation to purchase the membership interest or shares within seven days of Executive's written notice of exercise of the Put, Executive shall have the right to require the Company (rather than gaming Holdings) to purchase such membership interest or shares at fair market value. If the Company purchases such membership interest or shares, the Company and Gaming Holdings hereby agree that Gaming Holdings shall promptly thereafter purchase such membership interest or shares from the Company for a purchase price of $1.

            h. COMPANY'S CALL RIGHT. If, prior to the date of the Company's IPO, the Company terminates Executive for Cause as defined in
            Section 5(d) hereof (including Executive quitting without Good Reason under Section 5(d)(5)), then Gaming Holdings and the Company shall have the right but not the obligation to purchase any vested membership interest (or shares exchanged by such interest) within thirty days of the Termination Date at a price equal to two times the price Executive originally paid Gaming Holdings for such membership interest. The Call right must be exercised in writing by Gaming Holdings or the Company within thirty days of the Termination Date or it shall become void and without further effect. If Gaming Holdings or the Company exercises the Call hereunder, Executive must tender such membership interest or shares and otherwise complete the transaction hereunder within thirty days of Gaming Holdings' or the


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            Company's exercise of the Call.  If the Company purchases such membership interest or shares, the Company and Gaming Holdings hereby agree that Gaming Holdings shall promptly thereafter purchase such membership interest or shares from the Company for a purchase price of $1."

                 (c) Sections 6(a), 9(a), (b), (d), (h) and (k) of the Employment Agreement are hereby amended so that Gaming Holdings has the same rights and obligations under such Sections as the Company.

     5. GAMING LAW. Anything to the contrary herein or in the Employment and Consulting Agreement notwithstanding, the parties hereto agree and acknowledge that they are subject to and that they shall comply in all respects with the gaming laws of the State of Nevada, including the Nevada Gaming Control Act and (or any successor statute) the rules and regulations promulgated by the Nevada Gaming Commission and the State Gaming Control Board. To the extent anything in this Agreement or the Employment Agreement is inconsistent with any gaming laws or regulations, the gaming laws and regulations shall control.

     6. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of any successor of the Company or Gaming Holdings. Any such successor of the Company or Gaming Holdings shall be deemed substituted for the Company or Gaming Holdings under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company or Gaming Holdings and supercede any prior understandings or agreements between the parties hereto and Aladdin Holdings, LLC.

     7. ENTIRE AGREEMENT. This Agreement and the Employment Agreement represent the entire agreement and understanding between the Company, Gaming Holdings, Aladdin Holdings, LLC and the Executive concerning the matters herein and supercede any prior understandings or agreements between the parties hereto and Aladdin Holdings, LLC.

     8. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, cancelled or discharged in writing signed by the Executive, Gaming Holdings and the Company.

     9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.


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     10.    CAPITALIZED TERMS.  Capitalized terms not defined herein shall have the meanings described thereto in the Employment Agreement.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all such counterparts shall together constitute but one and the same contract.


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            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  ALADDIN GAMING, LLC


                                  By:  /s/ Ronald Dictrow
                                      -------------------------------
                                      Name:  Ronald Dictrow
                                      Title: Executive Vice
                                             President/Secretary


                                  ALADDIN GAMING HOLDINGS, LLC


                                  By:  /s/ Ronald Dictrow
                                      -------------------------------
                                      Name:  Ronald Dictrow
                                      Title: Executive Vice
                                             President/Secretary




                                        /s/ Lee Galati
                                      -------------------------------
                                      Name:  Lee Galati
                                      Title: Senior Vice President/Human
                                             Resources

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